Consent of Independent Auditors


The Board of Directors and Shareholders
Aetna Growth and Income VP:


We consent to the use of our report dated February 4, 2000 incorporated by reference herein on Form N-1A relating to Aetna Growth and Income VP and to the references to our firm under the headings "Financial Highlights" in the prospectus and "Independent Auditors" in the statement of additional information.


                                                      /s/ KPMG LLP
                                                          KPMG LLP


Hartford, Connecticut
April 25, 2000